================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): August 18, 2004

                              Nortek Holdings, Inc.
                    -----------------------------------------
               (Exact name of registrant as specified in charter)

          Delaware                       1-6112                   16-1638891
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)

50 Kennedy Plaza, Providence, Rhode Island                        02903-2360
------------------------------------------                        ----------
 (Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (401) 751-1600

================================================================================

ITEM 9. Regulation FD Disclosure

As previously announced, on July 15, 2004, THL Buildco Holdings, Inc. and THL Buildco, Inc., newly formed Delaware corporations affiliated with Thomas H. Lee Partners, L.P., entered into a stock purchase agreement with the stockholders of Nortek Holdings, Inc. (referred to herein as the "current Nortek Holdings, Inc."), including affiliates of Kelso & Company, L.P. and certain members of Nortek Inc.'s ("Nortek") management, pursuant to which THL Buildco, Inc. agreed to purchase all the outstanding capital stock of the current Nortek Holdings, Inc. THL Buildco, Inc. is a wholly owned direct subsidiary of THL Buildco Holdings, Inc. Throughout this filing, "the Acquisition" refers to this stock purchase and the related mergers described below, and all references to "we," "us" and "our" refer to Nortek and its consolidated subsidiaries.

Following are portions of the summary historical and pro forma financial data, pro forma condensed consolidated financial data and other information included in the offering memorandum dated August 12, 2004, which was distributed on August 18, 2004, in connection with a proposed offering to be made by THL Buildco, Inc. in connection with the Acquisition under Rule 144A and Regulation S of $625 million principal amount of 8 1/2% senior subordinated notes.

This report is neither an offer to sell nor a solicitation of an offer to buy any securities. The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, this information shall not be deemed to be incorporated by reference into any of the current Nortek Holdings, Inc. filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing. Notwithstanding the foregoing, the information in this report shall be incorporated into the offer to purchase circulated in connection with the current Nortek Holdings, Inc.'s previously announced tender offer for its outstanding 10% senior discount notes due 2011 and circulated in connection with Nortek's previously announced tender offers for its outstanding senior floating rate notes due 2010 and its outstanding 9 7/8% senior subordinated notes due 2011.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

On November 20, 2002, Nortek engaged in a reorganization transaction pursuant to which each outstanding share of capital stock of Nortek was converted into an identical share of capital stock of the current Nortek Holdings, Inc., with Nortek becoming a wholly owned subsidiary of the current Nortek Holdings, Inc.

On January 9, 2003, the current Nortek Holdings, Inc. completed a reorganization transaction, which resulted in its acquisition by certain affiliates and designees of Kelso & Company, L.P. and certain members of Nortek management (the "recapitalization"). Beginning on January 9, 2003, Nortek and the current Nortek Holdings, Inc. accounted for the recapitalization as a purchase in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations," which resulted in a new valuation for the assets and liabilities of Nortek and the current Nortek Holdings, Inc. based upon their fair values as of the date of the recapitalization (the "purchase accounting"). Accordingly, the summary financial information presented below includes the results of operations for the pre-recapitalization periods prior to January 10, 2003 and the post-recapitalization periods subsequent to January 9, 2003. The purchase accounting was finalized in the fourth quarter of 2003.

On February 12, 2004, Nortek sold the capital stock of its wholly owned subsidiary Ply Gem Industries, Inc. ("Ply Gem") for net cash proceeds of approximately $506.7 million after excluding approximately $21.4 million of proceeds provided to fund liabilities of Ply Gem indemnified by Nortek and recorded a net after-tax gain of approximately $72.3 million in the first quarter of 2004. Nortek treated the sale of Ply Gem as a discontinued operation and, accordingly, the current Nortek Holdings, Inc.'s consolidated financial statements incorporated by reference herein exclude the results of Ply Gem from continuing operations in the statements of operations and, where applicable, reflect the assets and liabilities of Ply Gem as assets and liabilities from discontinued operations in the consolidated balance sheets. Accordingly, the selected historical consolidated financial data presented below reflects Ply Gem as a discontinued operation for all periods presented.

In connection with the Acquisition, THL Buildco, Inc. will be merged with and into the current Nortek Holdings, Inc., with the current Nortek Holdings, Inc. continuing as the surviving corporation, and the current Nortek Holdings, Inc. will then be merged with and into Nortek, with Nortek continuing as the surviving corporation. Upon consummation of these mergers, Nortek, as the surviving corporation, will have assumed all of the obligations of THL Buildco, Inc., as the original issuer of the notes. Because Nortek will succeed to the rights and obligations of the current Nortek Holdings, Inc. by virtue of these mergers, and because the use of proceeds from the offering of the notes includes the refinancing of the current Nortek Holdings, Inc.'s existing 10% senior discount notes due 2011, the tables in the following sections labeled "Statement of Operations Data" and "Balance Sheet Data" present historical consolidated financial data of the current Nortek Holdings, Inc. and pro forma consolidated financial data for Nortek, as surviving corporation of the mergers, in each case for the periods indicated.

The summary consolidated historical financial data of the current Nortek Holdings, Inc. for each of the two years in the period ended December 31, 2002, the period from January 1, 2003 to January 9, 2003 and the period from January 10, 2003 to December 31, 2003 has been derived from the current Nortek Holdings, Inc.'s consolidated financial statements, which were audited by Ernst & Young LLP, independent registered public accounting firm. The summary consolidated historical financial data for the period from January 10, 2003 to July 5, 2003 and the six months ended July 3, 2004 has been derived from the current Nortek Holdings, Inc.'s unaudited condensed consolidated financial statements, which reflect, in the opinion of the current Nortek Holdings, Inc. management, all adjustments of a normal recurring nature necessary for a fair statement of the interim periods presented. The amounts in the twelve months ended July 3, 2004 column have been derived from the historical amounts presented. The amounts in the columns for the pro forma statement of operations data for the twelve months ended July 3, 2004 and the pro forma balance sheet data as of July 3, 2004 columns were derived from the "Unaudited Pro Forma Condensed Consolidated Financial Data" included elsewhere herein. These amounts reflect the pro forma impact of the 2003 recapitalization and the Acquisition and the other related transactions, including the offering of the notes and the repurchase of the existing notes. The pro forma statement of operations data gives pro forma effect to these transactions as if they had occurred as of January 1, 2003. The pro forma balance sheet data gives effect to the transactions above as if they had occurred on July 3, 2004.

This summary historical and pro forma financial data should be read in conjunction with the audited and unaudited consolidated financial statements and related notes and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations," in each case included in the current Nortek Holdings, Inc.'s Form 10-K for the year ended December 31, 2003 and Forms 10-Q for the fiscal quarters ended April 3, 2004 and July 3, 2004, incorporated by reference herein, and the information contained in "Unaudited Pro Forma Condensed Consolidated Financial Data" included elsewhere herein.

                                          PRE-RECAPITALIZATION                 POST-RECAPITALIZATION
                                  -------------------------------------   -------------------------------


                                   YEAR ENDED DEC. 31,     PERIOD FROM     PERIOD FROM      PERIOD FROM
                                  ---------------------   JAN. 1, 2003-   JAN. 10, 2003-   JAN. 10, 2003-
                                    2001        2002      JAN. 9, 2003     JULY 5, 2003    DEC. 31, 2003
---------------------------------------------------------------------------------------------------------
(dollars in millions except percentage data and ratios)
STATEMENT OF OPERATIONS
 DATA(1)(2)
Net sales......................   $1,293.8    $1,384.1    $        24.9   $        726.1   $      1,490.1
Cost of products sold..........      945.6       992.3             18.6            520.4          1,060.0
Selling, general and
 administrative expense........      226.5       262.6              5.0            123.5            261.6
Amortization of goodwill and
 intangible assets(3)..........       12.0         3.0              0.1              3.8              9.1
Expenses and charges arising
 from the recapitalization(4)...        --         6.6             83.0               --               --
                                  --------    --------    -------------   --------------   --------------
Operating earnings (loss)(6)(7)      109.7       119.6            (81.8)            78.4            159.4
Interest expense...............      (51.8)      (52.4)            (1.0)           (29.4)           (57.6)
Loss from debt retirement(5)...       (5.5)         --               --               --               --
Investment income..............        8.2         5.9              0.1              0.6              1.5
                                  --------    --------    -------------   --------------   --------------
Earnings (loss) from continuing
 operations before provision
 (benefit) for income taxes....       60.6        73.1            (82.7)            49.6            103.3
Provision (benefit) for income
 taxes.........................       27.8        29.5            (21.8)            20.1             41.3
                                  --------    --------    -------------   --------------   --------------
Earnings (loss) from continuing
 operations....................       32.8        43.6            (60.9)            29.5             62.0
Earnings (loss) from
 discontinued operations.......      (24.8)       18.9             (1.0)             1.9             12.2
                                  --------    --------    -------------   --------------   --------------
Net earnings (loss)............        8.0        62.5            (61.9)            31.4             74.2
                                  ========    ========    =============   ==============   ==============
OTHER FINANCIAL DATA(1)(2):
Operating earnings
 (loss)(6)(7)..................      109.7       119.6            (81.8)            78.4            159.4
Depreciation expense from
 continuing operations.........       25.2        26.1              0.6              7.7             17.5
Amortization expense from
 continuing operations.........       12.0         3.0              0.1              8.8             14.5
Capital expenditures...........       27.1        19.1              0.2              7.2             24.7

                                      POST-RECAPITALIZATION
                                  -----------------------------      PRO FORMA
                                   SIX MONTHS        TWELVE        TWELVE MONTHS
                                      ENDED       MONTHS ENDED         ENDED

                                  JULY 3, 2004    JULY 3, 2004    JULY 3, 2004(9)

--------------------------------  ------------------------------------------------
(dollars in millions except perc   (unaudited)     (unaudited)      (unaudited)
STATEMENT OF OPERATIONS
 DATA(1)(2)
Net sales......................   $       855.8   $     1,619.8   $        1,619.8
Cost of products sold..........           605.1         1,144.7            1,146.1
Selling, general and
 administrative expense........           155.8           293.9              288.4
Amortization of goodwill and
 intangible assets(3)..........             6.8            12.1               13.4
Expenses and charges arising
 from the recapitalization(4)...             --              --                 --
                                  -------------   -------------   ----------------
Operating earnings (loss)......            88.1           169.1              171.9
Interest expense...............           (44.0)          (72.2)             (90.1)
Loss from debt retirement(5)...           (12.0)          (12.0)                --
Investment income..............             1.3             2.2                0.6
                                  -------------   -------------   ----------------
Earnings (loss) from continuing
 operations before provision
 (benefit) for income taxes....            33.4            87.1               82.4
Provision (benefit) for income
 taxes.........................            13.8            35.0               33.4
                                  -------------   -------------   ----------------
Earnings (loss) from continuing
 operations....................            19.6            52.1               49.0
                                                                  ================
Earnings (loss) from
 discontinued operations.......            67.4            77.7
                                  -------------   -------------
Net earnings (loss)............            87.0           129.8
                                  =============   =============
OTHER FINANCIAL DATA(1)(2):
Operating earnings
 (loss)(6)(7)..................            88.1           169.1              171.9
Depreciation expense from
 continuing operations.........            12.8            22.6               24.0
Amortization expense from
 continuing operations.........             7.1            12.8               14.1
Capital expenditures...........             9.6            27.1               27.1

BALANCE SHEET DATA(9):
Cash and cash equivalents(8)................................  $   15.5

Working capital.............................................     256.9
Total assets................................................   2,265.2
Total debt..................................................   1,359.2
Stockholder's investment....................................     399.8

---------------

 (1) Acquisitions have been accounted for under the purchase method of accounting. Dispositions have been accounted for as discontinued operations and have been excluded from earnings from continuing operations for all applicable periods presented. See notes 1, 2, 3, 10 and 11 of the notes to the consolidated financial statements included in the current Nortek

     Holdings, Inc.'s Form 10-K for the fiscal year ended December 31, 2003 and notes A, B, E, H and I of the notes to the unaudited condensed consolidated financial statements included in the current Nortek Holdings, Inc.'s Form 10-Q for the fiscal quarter ended July 3, 2004, each incorporated by reference herein.

 (2) For additional information related to certain debt offerings and redemptions completed in late 2003 and early 2004 by Nortek, see notes 6 and 16 of the notes to the consolidated financial statements included in the current Nortek Holdings, Inc.'s Form 10-K for the fiscal year ended December 31, 2003 and note D of the notes to the unaudited condensed consolidated financial statements included in the current Nortek Holdings, Inc.'s Form 10-Q for the fiscal quarter ended July 3, 2004, each incorporated by reference herein.

 (3) In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," Nortek ceased amortizing goodwill as of January 1, 2002. Goodwill amortization expense related to continuing operations of approximately $8.7 million is included in amortization of goodwill and intangible assets for the year ended December 31, 2001. See note 1 of the notes to the consolidated financial statements included in the current Nortek Holdings, Inc.'s Form 10-K for the fiscal year ended December 31, 2003, incorporated by reference herein.

 (4) Amounts represent expenses and charges arising from the recapitalization as described in Notes 2 and 14 of the notes to the consolidated financial statements included in the current Nortek Holdings, Inc.'s Form 10-K for the fiscal year ended December 31, 2003 and notes B and F of the notes to the unaudited condensed consolidated financial statements included in the current Nortek Holdings, Inc.'s Form 10-Q for the fiscal quarter ended July 3, 2004, each incorporated by reference herein.

 (5) Represents the pre-tax loss associated with the redemption of certain notes in fiscal 2001 and the six months ended July 3, 2004. See notes 6 and 16 of the notes to the consolidated financial statements included in the current Nortek Holdings, Inc.'s Form 10-K for the fiscal year ended December 31, 2003 and Note D of the notes to the unaudited condensed consolidated financial statements included in the current Nortek Holdings, Inc.'s Form 10-Q for the fiscal quarter ended July 3, 2004, each incorporated by reference herein.

 (6) Operating earnings (loss) includes the following items:

---------------

    (a) Strategic sourcing expenses which primarily represent direct costs and third party fees related to the development and implementation of software and systems to execute our strategic sourcing initiative. Strategic sourcing expenses were approximately $5.5 million, $3.7 million, $0.1 million, $1.7 million, $3.4 million, $1.7 million and $1.7 million for the years ended December 31, 2001 and 2002, the period from January 1, 2003 to January 9, 2003, the period from January 10, 2003 to July 5, 2003, the period from January 10, 2003 to December 31, 2003, the twelve months ended July 3, 2004 and the pro forma twelve months ended July 3, 2004, respectively.

    (b) Re-audit fees and expenses which relate to the re-audit of Nortek's consolidated financial statements for each of the three years in the period ended December 31, 2001. Under applicable rules and regulations of the SEC, the proxy statement that was delivered to the current Nortek Holdings, Inc.'s stockholders in connection with their approval of the recapitalization had to include or incorporate by reference audited annual financial statements reclassifying any business sold, since the financial statements were originally published, as a discontinued operation for all periods presented in such statements. Although this subsidiary was not a significant subsidiary within the meaning of the applicable rules and regulations of the SEC, the rule requiring that the subsidiary be reclassified as a discontinued operation in the audited annual financial statements still applied. If Nortek had not sold this subsidiary no re-audit of its historical audited annual financial statements would have been required in connection with the preparation of the proxy statement. The re-audit did not result from any inquiry made by the SEC or any other party and would have been required of any similarly situated public company. Except for the reclassification of the subsidiary as a discontinued operation, the re-audit confirmed, without change, the operating earnings, net earnings, balance sheet and cash flow amounts previously reported. Re-audit fees and expenses of approximately $2.1 million were recorded during the year ended December 31, 2003.

    (c) Facilities rationalization and expansion costs in 2001 which relate to the start-up of a new 450,000 sq. ft. residential HVAC facility in Poplar Bluff, MO. In 2002, these costs represent the expenses associated with merging certain operations within the residential building products segment. In 2003 and beyond, these costs relate to the closure of a 200,000 sq. ft. residential HVAC facility in St. Louis, MO and the opening of a new 370,000 sq. ft. facility in Dyersburg, TN and primarily represent direct costs such as severance and relocation of equipment and identified costs related to a portion of manufacturing inefficiencies incurred in the first half of 2004 during the ramp-up of production in the new facility. Facilities rationalization and expansion costs were approximately $2.7 million, $1.0 million, $2.0 million, $6.9 million, $7.8 million, $12.7 million and $12.7 million for the years ended December 31, 2001 and 2002, the period from January 10, 2003 to July 5, 2003, the period from January 10, 2003 to December 31, 2003, the six months ended July 3, 2004, the twelve months ended July 3, 2004 and the pro forma twelve months ended July 3, 2004, respectively.

    (d) Stock option and other stock compensation expense which represent non-cash compensation expense related to stock options and common stock in accordance with SFAS No. 123. Stock option and other stock compensation expense was approximately $0.7 million, $0.9 million, $2.1 million, $3.3 million, $4.5 million and $4.5 million for the year ended December 31, 2002, the period from January 10, 2003 to July 5, 2003, the period from January 10, 2003 to December 31, 2003, the six months ended July 3, 2004, the twelve months ended July 3, 2004 and the pro forma twelve months ended July 3, 2004, respectively.

    (e) A long-term incentive earned in 2002 by certain members of management under Nortek's 1999 equity performance plan was terminated in 2002 and no new benefit plan was provided to these members of management. Long-term incentive compensation costs of approximately $4.4 million were recorded during the year ended December 31, 2002.

    (f) Non-cash (income) expense related to changes in foreign exchange rates on intercompany debt arises, primarily from intercompany debt between Nortek and certain of its foreign subsidiaries. Income of approximately $0.7 million, $1.5 million, $0.3 million and $0.3 million was recorded during the period from January 10, 2003 to July 5, 2003, the period from January 10, 2003 through December 31, 2003, the twelve months ended July 3, 2004 and the pro forma twelve months ended July 3, 2004, respectively. Expense of approximately $0.5 million was recorded during the six months ended July 3, 2004.

    (g) Non-recurring gains of approximately $0.5 million which were recorded during the six months ended July 3, 2004 related to the sale of certain assets.

    (h) In connection with the Acquisition, we expect to implement a corporate restructuring that will result in changes in certain members of management's compensation and modifications of employee benefits. In addition, corporate overhead expense was reduced subsequent to February 11, 2004 following the sale of our former subsidiary, Ply Gem Industries, Inc. ("Ply Gem"). Included in corporate overhead charges in operating earnings (loss) are management compensation and employee benefit costs of approximately $2.5 million, $9.4 million, $5.4 million, $12.3 million and $6.3 million for the period from January 1, 2003 to January 9, 2003, the period from January 10, 2003 to July 5, 2003, the period from January 10, 2003 to December 31, 2003, the six months ended July 3, 2004, the twelve months ended July 3, 2004 and the pro forma twelve months ended July 3, 2004, respectively, that we believe would not have been incurred had we instituted the proposed corporate restructuring as of January 1, 2003 and sold Ply Gem on January 1, 2003.

 (7)  Operating earnings (loss) excludes the following items:

    (a) During 2003 and 2004, we acquired, at various times, Elan, SpeakerCraft and OmniMount. See Note E of the notes to the unaudited condensed consolidated financial statements included in the current Nortek Holdings Inc. Form 10-Q for the fiscal quarter ended July 3, 2004, incorporated by reference herein. On a pro forma basis, operating earnings would have increased by approximately of $0.1 million, $6.0 million, $8.3 million, $0.3 million, $2.6 million and $2.6 million for the period from January 1, 2003 to January 9, 2003, the period from January 10, 2003 to July 5, 2003, the period from January 10, 2003 to December 31, 2003, the six months ended July 3, 2004, the twelve months ended July 3, 2004 and the pro forma twelve months ended July 3, 2004, respectively, had such acquisitions occurred as of January 1, 2003. On a pro forma basis, depreciation and amortization expense would have increased by approximately $0.3 million, $0.4 million, $0.1 million, $0.2 million and $0.2 million for the period from January 10, 2003 to July 5, 2003, the period from January 10, 2003 to December 31, 2003, the six months ended July 3, 2004, the twelve months ended July 3, 2004 and the pro forma twelve months ended July 3, 2004, respectively, had such acquisitions occurred as of January 1, 2003. Separate pro forma information was not required for these acquisitions as they were not material to our consolidated results of operations for any of the 2003 and 2004 periods presented.

    (b) In connection with the Acquisition, our equity sponsor fee is expected to increase to $2.0 million annually from the $1.5 million annual fee that has been paid to affiliates of Kelso & Company, L.P. since the recapitalization on January 9, 2003. On a pro forma basis, the equity sponsor fee included in operating earnings (loss) would have been approximately $0.3 million, $0.5 million, $0.3 million and $0.5 million higher for the period from January 10, 2003 to July 5, 2003, the period from January 10, 2003 to December 31, 2003, the six months ended July 3, 2004 and the twelve months ended July 3, 2004, respectively, had the Acquisition occurred as of January 1, 2003.

 (8)  Includes $8.5 million of restricted cash.

(9) The pro forma twelve months ended July 3, 2004 statement of operations data amounts were derived from the unaudited pro forma condensed consolidated statement of operations for the twelve months ended July 3, 2004 and the pro forma July 3, 2004 balance sheet data amounts were derived from the unaudited pro forma condensed consolidated balance sheet as of July 3, 2004 included in "Unaudited Pro Forma Condensed Consolidated Financial Data" contained elsewhere herein.

--------------------------------------------------------------------------------

Unaudited Pro Forma Condensed Consolidated Financial Data

In connection with the Acquisition, THL Buildco, Inc. will be merged with and into the current Nortek Holdings, Inc., with the current Nortek Holdings, Inc. continuing as the surviving corporation, and the current Nortek Holdings, Inc. will then be merged with and into Nortek, with Nortek continuing as the surviving corporation. Upon consummation of these mergers, Nortek, as the surviving corporation, will succeed to all of the obligations of the issuer of the notes.

Presented below is unaudited pro forma condensed consolidated financial data for Nortek, Inc., as the surviving corporation of the mergers described above. Because Nortek will succeed to the rights and obligations of the current Nortek Holdings, Inc. as a result of these mergers, and because the use of proceeds from the offering of the notes and the other financing transactions includes the refinancing of the current Nortek Holdings, Inc.'s existing 10% senior discount notes due 2011, the following unaudited pro forma condensed consolidated financial data has been derived by the application of pro forma adjustments to the current Nortek Holdings, Inc. historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet data presented below gives effect to the Acquisition and the other related transactions, including the offering of the notes and the other financing transactions, as if they had all occurred on July 3, 2004. The unaudited pro forma condensed consolidated statements of operations data for the periods presented gives effect to these transactions and the 2003 recapitalization, as if they had all occurred on January 1, 2003. Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with the following unaudited pro forma condensed consolidated financial statements.

The pro forma adjustments related to the purchase price allocation and financing of the Acquisition are preliminary and based on information obtained to date, and are subject to revision as additional information becomes available. The actual purchase accounting adjustments described in the accompanying notes will be made as of the closing date of the Acquisition and may differ from those reflected in the following unaudited pro forma condensed consolidated financial statements. Revisions to the preliminary purchase price allocation and financing of the Acquisition may have a significant impact on the pro forma amounts of total assets, total liabilities, stockholder's investment, cost of sales, selling, general and administrative expenses, depreciation and amortization and interest expense.

The unaudited pro forma adjustments are based upon available information and certain assumptions that the current Nortek Holdings management believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial data should not be considered indicative of actual results that would have been achieved had the 2003 recapitalization and the Acquisition and other related transactions been consummated on the dates indicated and does not purport to indicate consolidated balance sheet data or results of operations as of any future date or future period.

The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited and unaudited consolidated financial statements and related notes and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in the current Nortek Holdings, Inc. Form 10-K for the year ended December 31, 2003 and Forms 10-Q for the fiscal quarters ended April 3, 2004 and July 3, 2004, each incorporated by reference herein.

--------------------------------------------------------------------------------

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JULY 3, 2004

                                                         HISTORICAL
                                                          CURRENT        ACQUISITION
                                                           NORTEK         PRO FORMA      PRO FORMA
                                                       HOLDINGS, INC.    ADJUSTMENTS    NORTEK, INC.
----------------------------------------------------------------------------------------------------
(dollars in millions)
ASSETS
CURRENT ASSETS:
Unrestricted:
  Cash and cash equivalents..........................     $  127.7        $ (120.7)(a)    $    7.0
  Marketable securities available for sale...........          5.0            (5.0)(b)          --
Restricted:
  Cash and marketable securities.....................          8.5              --             8.5
Accounts receivable (less allowances of $6.3)........        263.2              --           263.2
Inventories, net.....................................        202.0             7.8(c)        209.8
Prepaid expenses.....................................         11.5            (0.1)(d)        11.4
Other current assets.................................         16.7            (0.3)(e)        16.4
Prepaid income taxes.................................         20.7            64.2(f)         84.9
                                                          --------        --------        --------
          Total current assets.......................        655.3           (54.1)          601.2
Property, plant and equipment, net...................        190.2              --           190.2
Goodwill.............................................        686.9           651.3(g)      1,338.2
Intangible assets (less accumulated amortization of
  $16.1).............................................         89.1              --            89.1
Deferred debt expense................................         16.0            22.4(h)         38.4
Other assets.........................................         17.2            (9.1)(i)         8.1
                                                          --------        --------        --------
          Total assets...............................     $1,654.7        $  610.5        $2,265.2
                                                          ========        ========        ========


LIABILITIES AND STOCKHOLDER'S INVESTMENT
CURRENT LIABILITIES:
Notes payable and other short term obligations.......     $    6.2        $     --        $    6.2
Current maturities of long-term debt.................          7.2             7.0(j)         14.2
Accounts payable.....................................        159.7              --           159.7
Accrued expenses and taxes, net......................        168.0            (3.8)(k)       164.2
                                                          --------        --------        --------
          Total current liabilities..................        341.1             3.2           344.3
Deferred income taxes................................         32.6              --            32.6
Other long-term liabilities..........................        150.4            (0.7)(l)       149.7
Notes, mortgages, capital leases and obligations
  payable less current maturities....................        841.9           496.9(m)      1,338.8
Stockholder's investment.............................        288.7           111.1(n)        399.8
                                                          --------        --------        --------
          Total liabilities and stockholder's
            investment...............................     $1,654.7        $  610.5        $2,265.2
                                                          ========        ========        ========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                              JULY 3, 2004
                                                               PRO FORMA
                                                              ADJUSTMENTS
--------------------------------------------------------------------------
(dollars in millions)
ADJUSTMENTS RELATED TO THE ACQUISITION
(a) Cash and cash equivalents
Current Nortek Holdings, Inc. cash used to consummate
  transaction...............................................    $(120.7)
                                                                =======
(b) Marketable securities available for sale
Current Nortek Holdings, Inc. marketable securities used to
  consummate transaction....................................    $  (5.0)
                                                                =======
(c) Inventories, net
Inventory fair value adjustment.............................    $   7.8
                                                                =======
(d) Prepaid expenses
Elimination of certain contractual management compensation
  arrangements..............................................    $  (0.1)
                                                                =======
(e) Other current assets
Elimination of certain contractual management compensation
  arrangements..............................................    $  (0.3)
                                                                =======
(f) Prepaid income taxes
Deferred tax consequences of purchase accounting adjustments
  related to current assets and liabilities.................    $  64.2
                                                                =======
(g) Goodwill
Excess of fair value over net assets acquired...............    $ 651.3
                                                                =======
(h) Deferred debt expense
Elimination of prior deferred financing costs related to
  debt redeemed and a senior secured credit facility to be
  terminated................................................    $ (16.0)
Financing costs related to the sale of the notes and the new
  senior secured credit facility............................       38.4
                                                                -------
                                                                $  22.4
                                                                =======
(i) Other assets
Elimination of certain contractual management compensation
  arrangements..............................................    $  (9.1)
                                                                =======
(j) Current maturities of long term debt
Current portion of borrowings under the new senior secured
  credit facility...........................................    $   7.0
                                                                =======
(k) Accrued expenses and taxes, net
Payment of accrued interest expense upon debt redemption....    $  (1.1)
Elimination of certain contractual management compensation
  arrangements..............................................       (2.7)
                                                                =======
                                                                $  (3.8)
                                                                =======
(l) Other long-term liabilities
Elimination of certain contractual management compensation
  arrangements..............................................    $  (0.7)
                                                                =======
(m) Notes, mortgages and obligations payable, less current
  maturities
Sale of the notes...........................................    $ 625.0
Borrowings under the new senior secured credit facility.....      693.0
Elimination of principal and debt premium related to debt
  redemptions...............................................     (821.1)
                                                                -------
                                                                $ 496.9
                                                                =======

--------------------------------------------------------------------------------

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(CONTINUED)


                                                              JULY 3, 2004
                                                               PRO FORMA
                                                              ADJUSTMENTS
--------------------------------------------------------------------------
(dollars in millions)
ADJUSTMENTS RELATED TO THE ACQUISITION
(n) Stockholder's Investment
Purchase of Series B preference stock as part of
  transaction...............................................    $  (8.1)
Purchase of Class A common stock as part of transaction.....       (0.4)
Purchase of non-rolled stock options, net...................      (90.3)
Fees and expenses related to the Acquisition................      (30.5)
Redemption premiums and elimination of prior deferred
  financing costs related to debt redemption, net...........      (78.1)
Retention payments to certain executive officers............       (0.2)
Elimination of certain contractual management compensation
  arrangements..............................................       (9.2)
Impact due to transaction being accounted for as a
  purchase..................................................      327.9
                                                                -------
                                                                $ 111.1
                                                                =======

--------------------------------------------------------------------------------

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JULY 3, 2004

                                                         HISTORICAL
                                                          CURRENT        ACQUISITION
                                                           NORTEK         PRO FORMA      PRO FORMA
                                                       HOLDINGS, INC.    ADJUSTMENTS    NORTEK, INC.
----------------------------------------------------------------------------------------------------
(dollars in millions)
Net sales............................................      $855.8           $ --           $855.8
Cost and expenses:
  Cost of products sold..............................       605.1             -- (a)        605.1
  Selling, general and administrative expense........       155.8           (2.5)(b)        153.3
  Amortization of intangible assets..................         6.8             -- (c)          6.8
                                                           ------           ----           ------
                                                            767.7           (2.5)           765.2
                                                           ------           ----           ------
Operating earnings...................................        88.1            2.5             90.6
Interest expense.....................................       (44.0)          (0.9)(d)        (44.9)
Loss on debt redemption..............................       (12.0)          12.0 (e)           --
Investment income....................................         1.3           (0.8)(f)          0.5
                                                           ------           ----           ------
Earnings from continuing operations before provision
  for income taxes...................................        33.4           12.8             46.2
Provision for income taxes...........................        13.8            4.5(g)          18.3
                                                           ------           ----           ------
Earnings from continuing operations..................      $ 19.6           $8.3           $ 27.9
                                                           ======           ====           ======
Ratio of earnings to fixed charges(m)................         1.7x                            2.0x

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003

                                HISTORICAL         HISTORICAL
                                  CURRENT           CURRENT
                                  NORTEK             NORTEK
                              HOLDINGS, INC.     HOLDINGS, INC.
                                  FOR THE           FOR THE              2003
                                PERIOD FROM       PERIOD FROM      RECAPITALIZATION               ACQUISITION    PRO FORMA
                              JAN. 1, 2003 TO   JAN. 10, 2003 TO      PRO FORMA                    PRO FORMA       NORTEK,
                               JAN. 9, 2003      DEC. 31, 2003       ADJUSTMENTS      SUBTOTAL    ADJUSTMENTS         INC.
--------------------------------------------------------------------------------------------------------------------------
(dollars in millions)
Net sales...................      $ 24.9            $1,490.1            $   --        $1,515.0      $   --       $1,515.0
Cost and expenses:
  Cost of products sold.....        18.6             1,060.0              (0.1)(h)     1,078.5         4.5(a)     1,083.0
Selling, general and
  administrative expense....        88.0               261.6             (82.7)(i)       266.9        (4.2)(b)      262.7
Amortization of intangible
  assets....................         0.1                 9.1               0.2(j)          9.4         4.0(c)        13.4
                                  ------            --------            ------        --------      ------       --------
                                   106.7             1,330.7             (82.6)        1,354.8         4.3        1,359.1
                                  ------            --------            ------        --------      ------       --------
Operating earnings (loss)...       (81.8)              159.4              82.6           160.2        (4.3)         155.9
Interest expense............        (1.0)              (57.6)              0.1(k)        (58.5)      (33.6)(d)      (92.1)
Investment income...........         0.1                 1.5                --             1.6        (1.5)(f)        0.1
                                  ------            --------            ------        --------      ------       --------
Earnings (loss) from
  continuing operations
  before provision (benefit)
  for income taxes..........       (82.7)              103.3              82.7           103.3       (39.4)          63.9
Provision (benefit) for
  income taxes..............       (21.8)               41.3              22.2(l)         41.7       (13.8)(g)       27.9
                                  ------            --------            ------        --------      ------       --------
Earnings (loss) from
  continuing operations.....      $(60.9)           $   62.0            $ 60.5        $   61.6      $(25.6)      $   36.0
                                  ======            ========            ======        ========      ======       ========
Ratio of earnings to fixed
  charges(m)................          --                 2.7x                                                         1.7x

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED JULY 3, 2004

                                                           HISTORICAL
                                                            CURRENT
                                                             NORTEK
                                                         HOLDINGS, INC.
                                                            FOR THE
                                                             TWELVE
                                                             MONTHS       ACQUISITION
                                                             ENDED          PRO FORMA      PRO FORMA
                                                          JULY 3, 2004    ADJUSTMENTS   NORTEK, INC.
----------------------------------------------------------------------------------------------------
(dollars in millions)
Net sales..............................................    $  1,619.8        $  --       $  1,619.8
Cost and expenses:
  Cost of products sold................................       1,144.7          1.4(a)       1,146.1
  Selling, general and administrative expense..........         293.9         (5.5)(b)        288.4
  Amortization of intangible assets....................          12.1          1.3(c)          13.4
                                                           ----------        -----       ----------
                                                              1,450.7         (2.8)         1,447.9
                                                           ----------        -----       ----------
Operating earnings.....................................         169.1          2.8            171.9
Interest expense.......................................         (72.2)       (17.9)(d)        (90.1)
Loss on debt redemption................................         (12.0)        12.0(e)            --
Investment income......................................           2.2         (1.6)(f)          0.6
                                                           ----------        -----       ----------
Earnings from continuing operations before provision
  for income taxes.....................................          87.1         (4.7)            82.4
Provision for income taxes.............................          35.0         (1.6)(g)         33.4
                                                           ----------        -----       ----------
Earnings from continuing operations....................    $     52.1        $(3.1)      $     49.0
                                                           ==========        =====       ==========
Ratio of earnings to fixed charges(m)..................           2.1x                          1.9x

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                            TWELVE
                                                           SIX MONTHS        YEAR           MONTHS
                                                             ENDED           ENDED          ENDED
                                                          JULY 3, 2004   DEC. 31, 2003   JULY 3, 2004
                                                           PRO FORMA       PRO FORMA      PRO FORMA
                                                          ADJUSTMENTS     ADJUSTMENTS    ADJUSTMENTS
-----------------------------------------------------------------------------------------------------
(dollars in millions)
ADJUSTMENTS RELATED TO THE ACQUISITION:
(a)  Cost of products sold
Amortization of inventory fair value adjustment........      $   --         $  0.7          $   --
Change in depreciation expense related to property,
  plant and equipment fair value adjustment and changes
  in lives.............................................          --            3.8             1.4
                                                             ------         ------          ------
                                                             $   --         $  4.5          $  1.4
                                                             ======         ======          ======
(b)  Selling, general and administrative expense
Elimination of certain contractual management
  compensation arrangements............................      $ (2.8)        $ (4.7)         $ (6.0)
Additional contractual management fees.................         0.3            0.5             0.5
                                                             ------         ------          ------
                                                             $ (2.5)        $ (4.2)         $ (5.5)
                                                             ======         ======          ======
(c)  Amortization of intangible assets
Change in amortization expense related to intangible
  asset fair value adjustment and changes in lives.....      $   --         $  4.0          $  1.3
                                                             ======         ======          ======
(d)  Interest expense
Interest expense of notes issued in this offering......      $ 27.4         $ 54.9          $ 54.9
Interest expense of new senior secured credit
  facility.............................................        16.3           32.9            32.8
Deferred financing costs of a bridge facility..........          --            2.2              --
Reduction in interest expense for debt redemptions.....       (42.8)         (56.4)          (69.8)
                                                             ------         ------          ------
                                                             $  0.9         $ 33.6          $ 17.9
                                                             ======         ======          ======
(e)  Loss on debt redemption
Elimination of loss on prior debt redemption...........      $ 12.0         $   --          $ 12.0
                                                             ======         ======          ======
(f)  Investment income
Reduction in investment income related to a reduction
  in cash, cash equivalents and marketable securities
  to fund the Acquisition and related transactions.....      $ (0.8)        $ (1.5)         $ (1.6)
                                                             ======         ======          ======
(g)  Provision (benefit) for income taxes
Amortization of inventory fair value adjustment........      $   --         $ (0.3)         $   --
Change in depreciation expense.........................          --           (1.4)           (0.6)
Elimination of certain contractual management
  compensation arrangements............................         1.0            1.8             2.3
Additional contractual management fees.................        (0.1)          (0.2)           (0.2)
Change in intangible amortization expense..............          --           (1.5)           (0.5)
Changes in interest expense............................        (0.3)         (11.7)           (6.3)
Elimination of loss on prior debt redemption...........         4.2             --             4.2
Reduction in investment income.........................        (0.3)          (0.5)           (0.5)
                                                             ------         ------          ------
                                                             $  4.5         $(13.8)         $ (1.6)
                                                             ======         ======          ======

--------------------------------------------------------------------------------
                                        -16-

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                                    SIX MONTHS                        TWELVE MONTHS
                                                      ENDED          YEAR ENDED           ENDED
                                                   JULY 3, 2004   DECEMBER 31, 2003   JULY 3, 2004
                                                    PRO FORMA         PRO FORMA         PRO FORMA
                                                   ADJUSTMENTS       ADJUSTMENTS       ADJUSTMENTS
---------------------------------------------------------------------------------------------------
(DOLLARS IN MILLIONS)
ADJUSTMENTS RELATED TO THE 2003
  RECAPITALIZATION:
(h) Cost of products sold
Amortization of inventory fair value
  adjustment....................................       $ --            $ (0.1)            $  --
                                                       ====            ======             =====
(i) Selling, general and administrative expense
Elimination of expenses of a supplemental
  executive retirement plan ("SERP")............       $ --            $ (0.4)            $  --
Elimination of a life insurance policy to
  partially fund expenses related to a SERP.....         --               0.2                --
Curtailment loss related to the termination of a
  SERP..........................................         --             (70.1)               --
Management retention payments...................         --              (0.4)               --
Insurance costs of recapitalization.............         --              (1.2)               --
Expenses of Nortek related to the consummation
  of the recapitalization.......................         --             (10.8)               --
                                                       ----            ------             -----
                                                       $ --            $(82.7)            $  --
                                                       ====            ======             =====
(j) Amortization of intangible assets
Change in amortization of intangible assets
  related to intangible asset fair value
  adjustment and changes in lives...............       $ --            $  0.2             $  --
                                                       ====            ======             =====
(k) Interest expense
Change in interest expense related to fair value
  adjustments to debt...........................       $ --            $ (0.1)            $  --
                                                       ====            ======             =====
(l) Provision (benefit) for income taxes
Elimination of expenses of a SERP...............       $ --            $  0.1             $  --
Change in interest expense......................         --               0.1                --
Curtailment loss related to the termination of a
  SERP..........................................         --              21.3                --
Management retention payments...................         --               0.1                --
Insurance costs of recapitalization.............         --               0.4                --
Expenses of Nortek related to the consummation
  of the recapitalization.......................         --               0.2                --
                                                       ----            ------             -----
                                                       $ --            $ 22.2             $  --
                                                       ====            ======             =====

RATIO OF EARNINGS TO FIXED CHARGES:
(m) Ratio of Earnings to Fixed Charges

For purposes of calculating this ratio, "earnings" consist of earnings from continuing operations before provision for income taxes and fixed charges. "Fixed charges" consist of interest expense and the estimated interest portion of rental payments on operating leases. Such earnings were insufficient to cover fixed charges by approximately $81.6 million for the historical results for the period from January 1, 2003 to January 9, 2003.

--------------------------------------------------------------------------------

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NORTEK HOLDINGS, INC.

                                         By: /s/ Almon C. Hall
                                             -----------------------------------
                                             Name:  Almon C. Hall
                                             Title: Vice President and
                                                    Chief Financial Officer


Date: August 18, 2004






                                        -18-